Exhibit 10.1

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of December 1, 2015 (the “Effective Date”), by and between Rubicon Technology, Inc., a Delaware corporation (the “Company”), and William F. Weissman, a resident of the State of Illinois (the “CEO”).

PRELIMINARY STATEMENTS

The Company and the CEO entered into an Executive Employment Agreement (the “Agreement”), dated as of February 18, 2015, which is in full force and effect as of the date of this Amendment.

The Company and the CEO desire to amend the Agreement as set forth in this Amendment.

AGREEMENT

In consideration of the premises and the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Compensation and Other Benefits.

The Agreement is hereby amended to add the following sentence after the second sentence of Section 3(c)(i) of the Agreement:

(c) Equity.

(i) Nonstatutory Stock Options. “Notwithstanding the foregoing, the number of Options that the Company may grant to Executive is subject to the limitations set forth in Section 3.3 of the Plan.”

Section 2. Severability. If a court of competent jurisdiction makes a final determination that any term or provision of this Amendment is invalid or unenforceable, and all rights to appeal the determination have been exhausted or the period of time during which any appeal of the determination may be perfected has been exhausted, the remaining terms and provisions shall be unimpaired and the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that most closely approximates the intention of the parties with respect to the invalid or unenforceable term or provision, as evidenced by the remaining valid and enforceable terms and conditions of this Amendment.

Section 3. Amendment. This Amendment may not be modified, amended, or waived in any manner except by a written instrument signed by both parties to this Amendment.

Section 4. Waiver. The waiver by any party of compliance by any other party with any provision of this Amendment shall not operate or be construed as a waiver of any other provision of this Amendment (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by a party of a provision of this Amendment. Performance by any of the parties of any act not required of it under the terms and conditions of this Amendment shall not constitute a waiver of the limitations on its obligations under this Amendment, and no performance shall estop that party from asserting those limitations as to any further or future performance of its obligations.

Section 5. Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Illinois, without regard to principles of conflict of laws of such State.

Section 6. Notices. All notices required or desired to be given under this Amendment shall be in writing and shall be deemed to have been given if delivered in person and receipted for by the party to whom the notice is directed; mailed by certified or registered United States mail postage prepaid, not later than the day upon which the notice is required to be given pursuant to this Amendment; or delivered by expedited courier, shipping prepaid or mailed to sender, on the next business day, after the date on which it is so sent, and addressed as follows:

If to the Company, to:	Board of Directors
Rubicon Technology, Inc.
900 East Green Street Bensenville, Illinois 60106

If to the CEO, to:	William F. Weissman
421 W. Jefferson Avenue
Wheaton, Illinois 60187

Either party may, by giving written notice to the other party, change the address to which notice shall then be sent.

Section 7. Prior Agreements. This Amendment is a complete and total integration of the understanding of the parties related to the amendment of the Agreement and supersedes all prior or contemporaneous negotiations, commitments, agreements, writings, and discussions with respect to the subject matter of this Amendment.

Section 8. Headings. The headings of the sections of this Amendment are inserted solely for convenience of reference and shall not be deemed to affect the meaning or interpretation of this Amendment.

Section 9. Counterparts. This Amendment may be executed in two (2) counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same agreement.

Section 10. CEO Acknowledgments.

(a) The CEO Has Read the Document. The CEO acknowledges and agrees that he has carefully read this entire Amendment and has been given sufficient opportunity to discuss this Amendment with the Company before signing.

(b) The CEO Has Had an Opportunity to Consult with Others. The CEO acknowledges and agrees that he has been given an adequate opportunity to consult with his lawyer, accountant, tax advisor, spouse and other persons he deems appropriate concerning this Amendment and the terms and conditions hereof.

(c) CEO Has a Copy. The CEO acknowledges and agrees that he has been given a copy of this Amendment.

(d) Signing is Acceptance. By signing, the CEO agrees to accept all of the terms and conditions of this Amendment and understands that the Company is relying upon the CEO’s stated acceptance of such terms and conditions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

“COMPANY”		“CEO”

RUBICON TECHNOLOGY, INC.

By:	/s. Mardel A. Graffy	/s/ William F. Weissman
Name:	Mardel A. Graffy	William F. Weissman
Title:	Chief Financial Officer

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